EXHIBIT NO. EX-99.d.2.e

                                                   AMENDMENT NO. 5 TO SCHEDULE A

                                   SCHEDULE A

        UBS RELATIONSHIP FUNDS
        ----------------------
1.      UBS High Yield Relationship Fund
2.      UBS U.S. Securitized Mortgage Relationship Fund

        This Amendment No. 5 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds (formerly Brinson Relationship Funds) and UBS Global Asset Management (Americas) Inc. (formerly Brinson Partners, Inc.) dated October 30, 2000 has been agreed to as of this ___ day of ___________, 2006 by the undersigned.

UBS RELATIONSHIP FUNDS                              UBS RELATIONSHIP FUNDS

By: ________________________                        By: ________________________
    Name:                                               Name:
    Title:                                              Title:

UBS GLOBAL ASSET MANAGEMENT                         UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                                     (AMERICAS) INC.

By: ________________________                        By: ________________________
    Name:                                               Name:
    Title:                                              Title: